Cistera Networks
Attn:  Derek Downs
6509 Windcrest Drive, Suite 160
Plano TX 75024
Phone: (972_ 381-4699

October 28, 2008

Board of Directors of Cistera Networks:

Please accept my letter of resignation from the Board of Directors of Cistera Networks effective October 31, 2008.

Sincerely,

/s/ Cynthia A. Garr

Cynthia A. Garr

cc: Derek Downs
cc: Gregory Royal

Sent Via Email and USPS